LIMITED RECOURSE GUARANTEE

This Limited Recourse Guarantee dated as of May 16, 2006 made by and among SASS M. PERESS, PERESS FAMILY TRUST, ARLENE ADES and JOEL COHEN (the “Guarantors”) to and in favour of FC FINANCIAL SERVICES INC. (the “Lender”) as lender under the Loan Agreement (as hereinafter defined).

WHEREAS:

A.

ICP Solar Technologies Inc. (the “Borrower”) has entered into a loan agreement with the Lender dated as of the date hereof (as such agreement may at any time or from time to time be amended, supplemented, extended or otherwise modified or restated, the “Loan Agreement”) pursuant to which a loan in the principal amount of US$1,000,000 is being advanced by the Lender to the Borrower (the “Loan”)

B.

It is a condition of the advance of the Loan by the lender to the Borrower that the Guarantors execute and deliver this limited recourse guarantee and a pledge of all of the shares in the capital of the Borrower owned by them to and in favour of the Lender as collateral security for the payment and performance of the Guaranteed Obligations (as hereinafter defined);

C.	The Lender has agreed that its sole recourse under this limited recourse guarantee is to realize on such pledged shares and that the Guarantors shall not be personally liable for any deficiency.

NOW THEREFORE WITNESSETH that in consideration of the payment of the sum of $1.00 in lawful money of Canada by the Lender to the Guarantors and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantors hereby covenant, declare and agree as follows:

1.

Guarantee. The Guarantors hereby irrevocably and unconditionally guarantee the due and punctual performance and payment to the Lender, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower to the Lender, now or hereafter existing under or pursuant to the Loan Agreement, whether for principal, interest, expenses, indemnity or otherwise, and any and all out-of-pocket expenses (including counsel fees and disbursements on a solicitor and own client basis) incurred by the Lender in enforcing any of its rights under this guarantee (such obligations being herein called the “Guaranteed Obligations”), it being understood and agreed that the Lender’s recourse hereunder is limited solely to it exercising its remedies under a share pledge agreement dated the date hereof between the Guarantors and the Lender, and that upon such exercise by the Lender the Guarantors shall cease to have any further liability hereunder for any deficiency or otherwise.

2.

Absolute Liability. Subject to the limitation on recourse set forth in section 1 above, the Guarantors guarantee that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Loan Agreement. The liability of the Guarantors under this guarantee shall be absolute and unconditional irrespective of:

a.

the lack of validity or enforceability of any terms of the Loan Agreement or any security granted to the Lender by the Borrower or any other person or persons pursuant to the terms of the Loan Agreement;

b.	any consent by the Borrower or any other person as to the amount of the Guaranteed Obligations or the validity or enforceability of any terms of the Loan Agreement;

c.	any defence, counter-claim or right of set-off available to the Borrower;

d.	any extension of the time or times for payment of the Guaranteed Obligations or any other indulgences the Lender may grant to the Borrower;

e.

any dealings with the security which the Lender holds or may hold pursuant to the terms and conditions of the Loan Agreement, including the taking and giving up of securities, the accepting of compositions and the granting of releases and discharges;

f.	the assignment of all or any part of the benefits of this guarantee;

g.

any modification or amendment of or supplement to the Guaranteed Obligations or the Loan Agreement, including, without limitation, any assignment or assumption of the commitment or commitments of the Lender under the Loan Agreement and any increase or decrease in the principal, the rates of interest or other amounts payable under the Loan Agreement; or

h.

any other circumstances which might otherwise constituted a defence available to or a discharge of a guarantor, the Borrower or any other person in respect of the Guaranteed Obligations, or of the Guarantors in respect to this guarantee.

3.

Remedies. The Guarantors agree that the Lender shall not be bound to seek or exhaust its recourses against the Borrower before being entitled to payment hereunder. Should the Lender elect to realize on any security it may hold, either before, concurrently with our after demand for payment under this guarantee, the Guarantors shall have no right of discussion or division.

4.

Amount of Guaranteed Obligations. Any account settled or stated by or between the Lender and the Borrower or, if any such account has not been so settled or stated immediately before demand for payment under this guarantee, any account thereafter stated by the Lender shall, in the absence of demonstrated error, be accepted by the Guarantors as conclusive evidence of the amount of the Guaranteed Obligations which at the date of the account so settled or stated is due by the Borrower to the Lender or remains unpaid by the Borrower to the Lender.

5.

Subrogation and Repayment. Upon receipt by the Lender of any payments on account of liability under this guarantee, whether by realization on security or otherwise, the Guarantors shall not be entitled to claim repayment against the Borrower until the Lender’s claims against the Borrower in respect of the Guaranteed Obligations have been repaid in full. In the case of the liquidation, winding-up or bankruptcy of the Borrower (whether voluntary or compulsory) or in the event that the Borrower shall make a bulk sale of any of the Borrower’s assets within the provisions of any bulk sales legislation or any composition with creditors or scheme of arrangement, the Lender shall have the right to rank in priority to the Guarantors for its full claims in respect of the Guaranteed Obligations and receive all dividends or other payments in respect thereof until its claims in respect of the Guaranteed Obligations have been paid in full, . If any amount shall be paid to the Guarantors on account of any subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured.

6.

No Prejudice to the Lender. The Lender shall not be prejudiced in any way in the right to enforce any provision of this guarantee by any act or failure to act on the part of the Borrower. The Lender may, at any time and from time to time, without any consent of or notice to the Guarantors and without impairing or releasing the Guarantors from their obligations hereunder:

a.	change the manner, place or terms of payment or change or extend time of payment of, or renew or alter, the Guaranteed Obligations;

b.	release anyone liable in any manner under or in respect of the Guaranteed Obligations;

c.	exercise or refrain from exercising any rights against the Borrower or the Guarantors or any other person; and

d.	apply to the Guaranteed Obligations any sums from time to time received.

7.

No Recourse. Any right of subrogation acquired by the Guarantors by reason of payment under or pursuant to this guarantee shall not be exercised until the Guaranteed Obligations and other amounts due to the Lender hereunder have been paid or repaid in full to the Lender, and shall be no greater than the right held by the Lender and the Guarantors shall have no recourse against the Lender for any invalidity, non-perfection or unenforceability of any security held by the Lender or any irregularity or defect in the manner or procedure by which the Lender realizes on such security.

8.

Continuing Guarantee. This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

9.	Supplemental Security. This guarantee is in addition, without prejudice and supplemental to all other guarantees and securities held, or which may hereafter be held, by or for the Lender.

10.	Representations.

(1)	The Guarantors represent and warrant that:

	a.	all representations and warranties of the Borrower in the Loan Agreement are true and correct as at the date hereof; and

b.

the Borrower has complied with all covenants contained in the Loan Agreement and there exists no Event of Default (as such terms are defined in the Loan Agreement) which is continuing on the date hereof.

(2)	The execution and delivery by the Guarantors of this guarantee has been duly authorized by all necessary action by each of the Guarantors.

11.

Interest Act (Canada). For purposes of the Interest Act (Canada), the Guarantors hereby acknowledge that the rate or rates of interests applicable to the Guaranteed Obligations shall be computed and shall be paid at the times and in the manner set forth in the Loan Agreement.

12.

Governing Law. This guarantee shall be governed by and constructed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

13.

Successors, etc. This guarantee shall extend to and enure to the benefit of the Lender and its successors and assigns and shall be binding upon the Guarantors and their successors and permitted assigns. This guarantee shall not be assigned by the Guarantors without the Lender’s written consent. All rights of the Lender hereunder shall be assignable in accordance with the terms of the Loan Agreement.

14.

Notices. All notices, requests, demands, directions and communications (“notices”) hereunder shall be sent by telecopy or similar means of recorded communication or hand delivery , and shall be effective when hand delivered or, in the case of telecopy or similar means of recorded communication, when received. All notices shall be given to the Lender at its principal office as show in the Loan Agreement and to the Guarantors at the address referred to in Section 5 hereof, or otherwise in accordance with any unrevoked written direction of the Guarantors to the Lender at its principal office as to a change of address, given in accordance with this Section 16.

15.

Attornment/Service. The Guarantors hereby irrevocably submit to the jurisdiction of any Ontario court in any action or proceeding arising out of or relating to this guarantee, and hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such Ontario court. The Guarantors hereby irrevocably appoint the Borrower at its principal office and to the attention of the officer shown on the signature pages of the Loan Agreement as its agent to receive on behalf of the Guarantors service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to the Guarantors in care of such agent and the Guarantors hereby irrevocably authorize and direct such agent to accept such service on their behalf. As an alternative method of service, the Guarantors also irrevocably consent to the service of any process in any such action or proceeding by the mailing of copies of such process to the Guarantors at the address referred to in Section 5 hereof, or at such other address as they may direct. The Guarantors agree that a final judgement in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law. Nothing in this Section shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Guarantors or their property in the courts of other jurisdictions.

16.	Acknowledgement of Receipt/Waiver. The Guarantors acknowledge receipt of an executed copy of this guarantee and the Loan Agreement.

17.

Independent Legal Advice. This Guarantee has been prepared by Northwest Law Group acting solely on behalf of the Lender and the Guarantors acknowledge that they been advised to obtain independent legal advice.

IN WITNESS WHEREOF the Guarantors have duly executed this guarantee and affixed their seals as of the date first above written.

/s/ Sass M. Peress		/s/ Arlene Ades
SASS M. PERESS		ARELE ADES

PERESS FAMILY TRUST

Per:	/s/ Sass M. Peress	/s/ Joel Cohen
	Authorized Signatory	JOEL COHEN